Exhibit 13.1

Certification by the Principal Executive Officers and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of HUYA Inc. (the “Company”) on Form 20-F for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 17, 2025

By:	/s/ Junhong Huang
Name:	Junhong Huang
Title:	Director, Acting Co-Chief Executive
Officer and Senior Vice President

By:	/s/ Raymond Peng Lei
Name:	Raymond Peng Lei
Title:	Acting Co-Chief Executive Officer and
Chief Financial Officer